Exhibit 4.4

Certificate

¹.

For

Shares

Issued to

Dated

Transferred from

Dated

¹. Original Certificate

¹. Original Shares

¹. Shares Transferred

Received this Certificate

Number

Shares

MOTRICITY, INC.

This Certifies that

is the owner of

Shares of the Capital Stock of

Motricity, Inc., transferable only on the Books of the Corporation by the holder hereof in person or by authorized Attorney on surrender of this Certificate properly endorsed.

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

In Witness Whereof, the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate seal to be hereto affixed at this

day of

A.D.

For Value Received,

hereby sell, assign and transfer unto

Shares of the Capital Stock represented

by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said Stock on the books

of the within named Corporation with full power of substitution in the premises.

Dated

In presence of

CERTIFICATE

FOR

SHARES

OF THE

Capital Stock

ISSUED TO

DATED

NOTICE, THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER